UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/04/2006

Amedisys, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-24260

Delaware	11-3131700
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11100 Mead Road
Suite 300
Baton Rouge, LA 70816
(Address of principal executive offices, including zip code)

(225) 292-2031
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

On May 2, 2006, representatives of Amedisys, Inc. (the "Company") hosted a conference call to discuss first quarter 2006 earnings. Attached hereto as Exhibit 99.1 is a transcript of the conference call, which was prepared by a third party transcriber. As such, it may contain typographical errors. The attached transcript is provided in the same form as it was received by the Company and contains no edits or alterations.

In accordance with General Instruction B.2 of this Current Report on Form 8-K, the information presented herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as previously set forth by specific reference in such a filing.

When included in this Current Report on Form 8-K, the words "intends," "anticipates," "believes," estimates" and analogous expressions are intended to identify forward-looking statements. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, current cash flows and operating deficits, debt service needs, adverse changes in federal and state laws relating to the health care industry, competition, regulatory initiatives and compliance with governmental regulations, patient preferences and various other matters, many of which are beyond the Company's control. These forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation or undertaking to release publicly any updates or any changes in the Company's expectations with regard thereto or any changes in events, conditions or circumstances on which any statement is based.

Item 9.01.    Financial Statements and Exhibits

(c)   Exhibit No.

      99.1 Transcript of conference call announcing first quarter 2006 earnings

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amedisys, Inc.

Date: May 04, 2006	By:	/s/ Gregory H. Browne
Gregory H. Browne
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Transcript of May 2, 2006 conference call announcing first quarter 2006 earnings